WEBTOON Entertainment Inc. Reports Second Quarter 2025 Financial Results
Delivered Revenue and Adjusted EBITDA above the top end of Guidance Ranges
Second Quarter Revenue Growth of 8.5%; Revenue Growth on a Constant Currency Basis of 5.5%
Net Loss of $3.9 Million; Adjusted EBITDA of $9.7 Million
Strong Balance Sheet With Cash and Cash Equivalents of Approximately $581.5 Million and No Debt
LOS ANGELES, August 12, 2025 (GLOBE NEWSWIRE) -- WEBTOON Entertainment Inc. (Nasdaq: WBTN) (“WEBTOON Entertainment” or “the Company”), a leading global entertainment company and home to some of the world’s largest storytelling platforms, today announced results for its second quarter ended June 30, 2025. More information about these results can be found in the Company’s shareholder letter on the investor relations section of its website.
Second Quarter 2025 Highlights (vs. Second Quarter 2024)
•Total revenue of $348.3 million increased 8.5%, driven by growth in Paid Content, Advertising and IP Adaptations.
•Revenue on a constant currency basis was $338.7 million, up 5.5%, driven by growth in all three revenue streams.
•Net Loss was $3.9 million, compared to Net Loss of $76.6 million in the prior year, due to lower general & administrative expenses associated with the Company's initial public offering which took place in the prior year quarter.
•Adjusted EBITDA was $9.7 million, compared to Adjusted EBITDA of $20.4 million in the prior year. Adjusted EBITDA margin was 2.8%, compared to 6.3% in the prior year.
•Diluted loss per share was $0.03, compared to diluted loss per share of $0.70 in the prior year.
•Adjusted earnings per share was $0.07, compared to Adjusted earnings per share of $0.18 in the prior year.
•Cash and cash equivalents of approximately $581.5 million plus another $12.1 million of short-term deposits included in Other current assets.

Junkoo Kim, Founder and CEO, said, “We are pleased to report strong second quarter results, with both revenue and Adjusted EBITDA coming in above the top end of our guidance range. Total revenue was up 5.5% on a constant currency basis, with growth in all three revenue streams – Paid Content, Advertising, and IP Adaptations – as we continue to build our leadership position globally.”
Kim continued, “WEBTOON Entertainment has become the global destination for comics of all kinds. From exclusive Originals to fan-favorite titles from some of the world’s biggest entertainment franchises, our platform offers an unparalleled breadth of content. With recent updates to our English-language webcomic app, we’re making it easier than ever for our users to discover stories they love. We’re confident that these investments will help drive deeper engagement and continued growth in readership.”
Third Quarter 2025 Outlook
For the third quarter 2025, the Company expects:
•Revenue growth on a constant currency basis in the range of 9.4%-12.2%. This represents revenue in the range of $380-$390 million, based on current FX rates.
•Adjusted EBITDA in the range of $2.0-$7.0 million, representing an Adjusted EBITDA Margin in the range of 0.5%-1.8%.

Strategic Disney Collaboration
The Company also announced in a separate press release today that it is teaming up with Disney to bring iconic comics from Marvel, Star Wars, Disney Studios, and 20th Century Studios to WEBTOON Entertainment's mobile vertical-scroll format.
Conference Call & Webcast Details
As previously disclosed, the Company will host a webcast and conference call on August 12, 2025, at 4:30 p.m. Eastern Time, to discuss the Company’s financial results for its second quarter ended June 30, 2025.

A live webcast of the conference call will be available online at https://ir.webtoon.com/.

For those unable to listen to the live webcast, an archived version will be available at the same location for up to one year.
About WEBTOON Entertainment Inc.

WEBTOON Entertainment is a leading global entertainment company and home to some of the world's largest storytelling platforms. As the global leader and pioneer of the mobile webcomic format, WEBTOON Entertainment has transformed comics and visual storytelling for fans and creators.

With its CANVAS UGC platform empowering anyone to become a creator, and a growing roster of superstar WEBTOON Originals creators and series, WEBTOON Entertainment’s passionate fandoms are the new face of pop culture. WEBTOON Entertainment's adaptations are available on Netflix, Prime Video, Crunchyroll and other screens around the world, and the company’s content partners include Discord, HYBE and DC Comics, among many others.

With approximately 155 million monthly active users, WEBTOON Entertainment’s IP & Creator Ecosystem of aligned brands and platforms include WEBTOON, Wattpad – the world’s leading webnovel platform – WEBTOON Productions, Studio N, Studio LICO, WEBTOON Unscrolled, LINE Manga and eBookJapan, among others.

Forward Looking Statements

This release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, and involves risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed or implied by forward-looking statements. Forward-looking statements cover all matters which are not historical facts and include, without limitation, statements or guidance regarding or relating to our future financial position, results of operations and growth, plans and objectives for future capabilities, ability to attract users in both our core and underpenetrated geographies, ability to grow our Paid Content, Advertising and IP Adaptations businesses, the impact of our product development initiatives, including our use of AI, our financial condition and liquidity, and other statements concerning the success of our business and strategies. Forward-looking statements may be identified by the use of words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements speak only as of the date on which they are made. They are not assurances of future performance and are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Therefore, you should not place undue reliance on any of these forward-looking statements. Although we believe that the forward-looking statements contained in this release are based on reasonable assumptions, you should be aware that many factors could cause actual results to differ materially from those in such forward-looking statements, including, but not limited to: weakness in the economy, market trends, uncertainty and other conditions in the markets in which we operate, and other geopolitical or macroeconomic factors beyond our control; inability to attract, empower, properly support or incentivize our creators; inability to retain, attract and engage with our users; inability to anticipate, understand and appropriately respond to market trends and changing user preferences; failure to retain or increase our paying users; failure to effectively operate in highly competitive markets; inability to innovate and expand our Advertising business; inability to continue to diversify our monetization strategy or to increase revenues from IP Adaptations; failure to control our content-related costs; exposure to significant legal proceedings and regulatory investigations which may result in significant expenses, fines and reputational damage; failure to provide a safe online environment for children; exposure to claims that we violated third parties’ intellectual property rights; failure to obtain, maintain, protect or enforce our proprietary and intellectual property rights; rise of conflicts of interests with NAVER Corporation, our majority stockholder; and other risks and uncertainties set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 filed by the Company with the SEC on March 11, 2025, and in other filings we make with the SEC in the future.
Additionally, forward-looking statements regarding past trends or activities should not be taken as a representation that such trends or activities will continue in the future. Other than in accordance with our legal or regulatory obligations, we undertake no obligations to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures & Definitions
This release contains certain financial information that is not presented in conformity with U.S. GAAP. These non-GAAP measures include Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Earnings Per Share (Adjusted EPS), revenue on a constant currency basis and revenue growth on a constant currency basis.
We believe that these non-GAAP measures provide users of the Company’s financial information with additional meaningful information to assist in understanding financial results and assessing the Company’s performance from period to period. Management believes these measures are important indicators of operations because they exclude items that may not be indicative of our core operating results and provide a better baseline for analyzing trends in our underlying businesses, and they are consistent with how business performance is planned, reported and assessed internally by management and the board of directors of the Company. Our non-GAAP financial measures should not be considered in isolation, or as substitutes for, financial information prepared in accordance with GAAP. Non-GAAP measures have limitations as they do not reflect all the amounts associated with our results of operations as determined in accordance with GAAP, and should only be used to evaluate our results of operations in conjunction with the corresponding or most directly comparable GAAP measures. We strongly encourage investors and shareholders to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.
A reconciliation is provided at the end of this release for each historical non-GAAP financial measure to the most directly comparable financial measure stated in accordance with U.S. GAAP. We encourage investors and shareholders to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures, and not to rely on any single financial measure to evaluate our business. We do not provide a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures on a forward-looking basis because we are unable to predict with reasonable certainty or without unreasonable effort non-recurring items that may arise in the future.
Adjusted EBITDA: We define Adjusted EBITDA as net income (loss), adjusted to remove the impact of interest income, interest expense, income tax expense and depreciation and amortization, with further adjustments to eliminate the effects of loss on equity method investments, effect of applying the valuation method of fair value through profit or loss, impairment of goodwill, non-cash stock-based compensation and certain other non-recurring costs.
Adjusted EBITDA Margin: We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue.
Adjusted Earnings Per Share (Adjusted EPS): We define Adjusted Earnings Per Share as Earnings Per Share before interest expense, interest income, income tax expense and depreciation and amortization with further adjustments to eliminate the effects of loss on equity method investments, effect of applying the valuation method of fair value through profit or loss, impairment of goodwill, non-cash stock-based compensation and certain other non-recurring costs. We calculate Adjusted

Earnings Per Share by making the adjustments described herein from Net Income (Loss) and dividing by basic and diluted weighted average shares of common stock outstanding, respectively, for the applicable period.
Revenue on a Constant Currency Basis: We define revenue on a constant currency basis as revenue adjusted to remove the impact of foreign currency rate fluctuations and the impact of deconsolidated and transferred operations. We calculate revenue on a constant currency basis in a given period by applying the average currency exchange rates in the comparable period of the prior year to the local currency revenue in the current period. We calculate revenue on a constant currency basis in each of our revenue streams – Paid Content, Advertising and IP Adaptations – using the same method as laid out herein.
Revenue Growth on a Constant Currency Basis: We define revenue growth on a constant currency basis as period-over-period growth rates of revenue, adjusted to remove the impact of foreign currency rate fluctuations and the impact of deconsolidated and transferred operations. We calculate revenue growth (as a percentage) on a constant currency basis by determining the increase in current period revenue over prior period revenue, where current period foreign currency revenue is translated using prior period average currency exchange rates.

Financial Statements
WEBTOON Entertainment Inc.
Consolidated Balance Sheets
(in thousands of USD, except share and per share data)

	As of
	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$581,546	$572,402
Receivables[1], net of allowance for credit losses of $4,290 and $3,418 at June 30, 2025 and December 31, 2024, respectively	186,783	169,187
Prepaid expenses and other current assets, net[2]	93,689	94,783
Total current assets	862,018	836,372
Property and equipment, net	5,427	3,782
Operating lease right-of-use assets	26,136	16,649
Debt and equity securities	76,265	70,178
Intangible assets, net	175,989	180,912
Goodwill, net	685,690	665,275
Equity method investments	84,271	78,668
Deferred tax assets	21,483	17,592
Other non-current assets, net[3]	72,480	65,906
Total assets	$2,009,759	$1,935,334
Liabilities and equity
Current liabilities:
Accounts payable[4]	$137,989	$127,306
Accrued expenses[5]	66,712	62,209
Current portion of operating lease liabilities[6]	8,976	6,053
Contract liabilities	103,688	85,860
Income tax payables - corporate tax	2,793	10,093
Consumption taxes payables	3,853	8,339
Provisions and defined pension benefits	13,294	11,133
Other current liabilities	2,543	2,231
Total current liabilities	$339,848	$313,224
Non-current liabilities:
Long-term operating lease liabilities[7]	18,734	11,187
Defined severance benefits	23,664	22,030
Deferred tax liabilities	27,999	30,271
Other non-current liabilities	1,557	2,161
Total liabilities	$411,802	$378,873
Commitments and Contingencies
Redeemable non-controlling interest in subsidiary	$37,677	$36,580
Stockholders' equity:
Common stock, $0.0001 par value (2,000,000,000 authorized, 130,592,676 shares and 128,587,944 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively)	$13	$13
Additional paid-in capital	2,122,726	2,103,931
Accumulated other comprehensive loss	(78,102)	(124,620)

Accumulated deficit	(533,912)	(507,197)
Total stockholders' equity attributable to WEBTOON Entertainment Inc.	1,510,725	1,472,127
Non-controlling interests in consolidated subsidiaries	49,555	47,754
Total equity	1,560,280	1,519,881
Total liabilities, redeemable non-controlling interest, and equity	$2,009,759	$1,935,334

1.Includes amounts due from related parties of $60,889 and $59,495 as of June 30, 2025 and December 31, 2024, respectively.
2.Includes amounts due from related parties of $5,753 and $9,258 as of June 30, 2025 and December 31, 2024, respectively.
3.Includes amounts due from related parties of $34,729 and $32,072 as of June 30, 2025 and December 31, 2024, respectively.
4.Includes amounts due from related parties of $17,739 and $17,173 as of June 30, 2025 and December 31, 2024, respectively.
5.Includes amounts due to related parties of $7,001 and $5,562 as of June 30, 2025 and December 31, 2024, respectively.
6.Includes amounts due to related parties of $5,057 and as of $3,506 June 30, 2025 and December 31, 2024, respectively.
7.Includes amounts due to related parties of $7,705 and $9,519 as of June 30, 2025 and December 31, 2024, respectively.

WEBTOON Entertainment Inc.
Consolidated Statements of Operations and Comprehensive Loss
(unaudited)
(in thousands of USD, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Revenue[1]	$348,271	$320,972	$673,978	$647,716
Cost of revenue[2]	(260,992)	(237,915)	(515,088)	(482,300)
Marketing[3]	(31,070)	(23,448)	(62,613)	(42,926)
General and administrative expenses[4]	(64,972)	(138,705)	(131,674)	(187,398)
Operating income (loss)	(8,763)	(79,096)	(35,397)	(64,908)
Interest income	4,910	2,043	10,023	3,278
Interest expense	(2)	(11)	(4)	(44)
Income (loss) on equity method investments, net	507	120	(62)	(932)
Other income (loss), net[5]	(1,367)	2,283	1,303	846
Income (loss) before income tax	(4,715)	(74,661)	(24,137)	(61,760)
Income tax benefit (expense)	832	(1,907)	(1,715)	(8,575)
Net income (loss)	$(3,883)	$(76,568)	$(25,852)	$(70,335)
Net income (loss) attributable to WEBTOON Entertainment Inc.	(4,326)	(76,885)	(26,715)	(70,693)
Net income (loss) attributable to non-controlling interests and redeemable non-controlling interests	443	317	863	358
Other comprehensive income (loss):
Foreign currency translation adjustments, net of tax	41,120	(20,486)	47,692	(49,175)
Share of other comprehensive income (loss) of equity method investments, net of tax	$568	$—	$425	$(9)
Total other comprehensive loss, net of tax	41,688	(20,486)	48,117	(49,184)
Total comprehensive income (loss)	$37,805	$(97,054)	$22,265	$(119,519)
Total comprehensive income (loss) attributable to WEBTOON Entertainment Inc.	$35,802	$(97,371)	$19,803	$(119,877)
Total comprehensive income (loss) attributable to non-controlling interests and redeemable non-controlling interests	2,003	317	2,462	358
Weighted average shares outstanding
Basic	130,358,706	110,102,868	129,980,922	109,804,009
Diluted	130,358,706	110,102,868	129,980,922	109,804,009
Income (loss) per share attributable to WEBTOON Entertainment Inc.
Basic	$(0.03)	$(0.70)	$(0.21)	$(0.64)
Diluted	$(0.03)	$(0.70)	$(0.21)	$(0.64)
1.Includes amounts earned from related parties of $18,278 and $20,880 for the three months ended June 30, 2025 and June 30, 2024, respectively, and $35,991 and $34,167 for the six months ended June 30, 2025 and June 30, 2024, respectively.
2.Includes amounts incurred from related parties of $28,399 and $31,508 for the three months ended June 30, 2025 and June 30, 2024, respectively, and $56,530 and $40,462 for the six months ended June 30, 2025 and June 30, 2024, respectively.
3.Includes amounts incurred from related parties of $(2,870) and $(1,036) for the three months ended June 30, 2025 and June 30, 2024, respectively, and $(5,451) and $(2,941) for the six months ended June 30, 2025 and June 30, 2024, respectively.
4.Includes amounts incurred from related parties of $7,023 and $7,953 for the three months ended June 30, 2025 and June 30, 2024, respectively, and $13,936 and $14,381 for the six months ended June 30, 2025 and June 30, 2024, respectively.
5.Includes amounts earned from related parties of $424 and $2,885 for the three months ended June 30, 2025 and June 30, 2024, respectively, and $835 and $2,679 for the six months ended June 30, 2025 and June 30, 2024, respectively.

WEBTOON Entertainment Inc.
Consolidated Statements of Cash Flows
(in thousands of USD)

	For the Six Months Ended
	June 30, 2025	June 30, 2024
Operating activities:
Net Income (Loss)	$(25,852)	$(70,335)
Adjustments to reconcile net loss to cash provided by operating activities:
Allowance for credit losses	894	1,712
Depreciation and amortization	16,844	17,950
Operating lease expense	4,479	5,294
Loss (gain) on foreign currency, net	(3,644)	5,060
Deferred tax expense (benefit)	(5,005)	(7,460)
Loss (gain) on debt and equity securities, net	2,376	(5,143)
Change in severance benefit, net	1,165	(1,630)
Loss (gain) on equity method investments, net	62	932
Contingent consideration liability	—	(3,814)
Stock-based compensation	25,498	57,656
Gain on disposal of right-of-use assets	—	(1,883)
Other non-cash items	(2,336)	159
Changes in operating assets and liabilities
Changes in receivables	(3,088)	(28,269)
Changes in other assets	(9,545)	(18,486)
Changes in accounts payable	(5,317)	17,957
Changes in accrued expenses	(16,251)	28,996
Changes in contract liabilities	10,286	28,304
Changes in other liabilities	(892)	207
Changes in operating lease liabilities	(3,330)	(4,949)
Transfer of severance benefits	—	—
Other operating activities	705	136
Net cash provided by (used in) operating activities	$(12,951)	$22,394
Investing activities:
Proceeds from maturities of short-term investments	32,257	63,299
Proceeds from sale of debt and equity securities	—	2,977
Proceeds from sale of property and equipment	225	—
Purchases of property and equipment	(2,297)	(679)
Purchases of debt and equity securities	(3,790)	—
Proceeds from sale of equity method investments	—	5,927
Payment made for short-term investments	(16,619)	(68,035)
Payment made for loan receivable	(823)	(237)
Purchases of intangible assets	(4,460)	(4,669)
Purchases of equity method investments	—	(5,798)
Acquisitions of businesses, net of cash	(148)	—
Disposal of businesses, net of cash disposed	—	(360)
Other investing activities	1,366	269
Net cash provided by (used in) investing activities	$5,711	$(7,306)
Financing activities:

Proceeds from issuance of common stock upon initial public offering, net of underwriting discounts and commissions	—	292,950
Proceeds from issuance of common stock related to private placement	—	50,000
Other financing activities	229	—
Payments of initial public offering costs		(1,898)
Repayments of short-term borrowings	—	(3,647)
Payment of contingent consideration related to business acquisition	—	(1,352)
Net cash provided by (used in) financing activities	$229	$336,053
Effect of exchange rate changes on cash and cash equivalents	16,155	(10,581)
Cash and cash equivalents:
Net increase (decrease) in cash and cash equivalents	9,144	340,560
Cash and cash equivalents at beginning of the year	572,402	231,745
Cash and cash equivalents at end of the year	$581,546	$572,305
Supplemental disclosure:
Income taxes paid	$14,298	$15,477
Interest paid	1	85
Reclassification of long-term advances to current	49,443	4,922
Increase in right-of-use assets recognized from new lease agreements	12,477	18
Reclassification of deferred offering costs to additional paid-in capital upon IPO	—	11,215
Deferred offering costs not yet paid	—	9,316
Reclassification of debt and equity securities to equity method investments	—	18,256

Reconciliation of Non-GAAP Measures
In addition to adjustments for foreign exchange fluctuations, we have also further adjusted revenue to exclude the impacts of deconsolidated and transferred operations to show growth or loss exclusive of these changes ("Revenue on a Constant Currency Basis"). Revenue on a Constant Currency Basis is a Non-GAAP metric that management believes adds value but has its limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.
The following table presents a reconciliation of revenue to revenue on a constant currency basis, and ARPPU to ARPPU on a constant currency basis, respectively, for each of the periods presented.

	Three Months Ended June 30,			Six Months Ended June 30,
(in thousands of USD, except percentages)	2025	2024	Change	2025	2024	Change
Total Revenue	$348,271	$320,972	8.5%	$673,978	$647,716	4.1%
Effect of deconsolidated and transferred operations	-	-	N/A	-	(145)	(100.0)%
Effects of foreign currency rate fluctuations	(9,543)	-	N/A	8,833	-	N/A
Revenue on a Constant Currency Basis	$338,728	$320,972	5.5%	$682,811	$647,571	5.4%
Paid Content Revenue	274,913	260,709	5.4%	535,139	527,564	1.4%
Effect of deconsolidated and transferred operations	-	-	N/A	-	(120)	(100.0)%
Effects of foreign currency rate fluctuations	(9,003)	-	N/A	5,020	-	N/A
Paid Content Revenue on a Constant Currency Basis	$265,910	$260,709	2.0%	$540,159	$527,444	2.4%
Advertising Revenue	45,220	40,419	11.9%	85,118	77,415	9.9%
Effects of foreign currency rate fluctuations	(694)	-	N/A	1,516	-	N/A
Advertising Revenue on a Constant Currency Basis	$44,526	$40,419	10.2%	$86,634	$77,415	11.9%
IP Adaptations Revenue	28,138	19,844	41.8%	53,721	42,737	25.7%
Effect of deconsolidated and transferred operations	-	-	N/A	-	(25)	(100.0)%
Effects of foreign currency rate fluctuations	153	-	N/A	2,297	-	N/A
IP Adaptations Revenue on a Constant Currency Basis	$28,291	$19,844	42.6%	$56,017	$42,712	31.2%

Paid Content Average Revenue Per Paying User ("ARPPU")[1]
Korea paid content revenue	$80,645	$83,939	(3.9)%	$157,671	$174,881	(9.8)%
Korea ARPPU	$7.9	$7.5	5.0%	$7.7	$7.7	(0.3)%
Effects of foreign currency rate fluctuations	0.2	-	N/A	0.6	-	N/A
Korea ARPPU on a Constant Currency Basis	$8.1	$7.5	8.3%	$8.3	$7.7	7.5%

Japan paid content revenue	$161,076	$142,257	13.2%	$311,477	$284,465	9.5%
Japan ARPPU	$23.7	$21.2	11.8%	$23.0	$21.7	6.1%
Effects of foreign currency rate fluctuations	(1.7)	-	N/A	(0.5)	-	N/A
Japan ARPPU on a Constant Currency Basis	$22.0	$21.2	3.8%	$22.5	$21.7	3.7%

Rest of World paid content revenue	$33,193	$34,514	(3.8)%	$65,991	$68,218	(3.3)%
Rest of World ARPPU	$6.6	$6.5	2.2%	$6.5	$6.4	2.8%
Rest of World ARPPU on a Constant Currency Basis	$6.6	$6.5	2.2%	$6.5	$6.4	2.8%
1ARPPU is calculated by taking Paid Content revenue and dividing it by the number of monthly paid users ("MPU") for such month, averaged over each month in the given period. ARPPU on a constant currency basis is calculated by dividing Paid Content revenue on a constant currency basis by the number of MPU for such month, averaged over each month in the given period. Where each metric is country specific, the numerator is Paid Content revenue on a constant currency basis by country and the denominator is users by country.

The following table presents a reconciliation of net loss to EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin for each of the periods presented.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands of USD, except percentages)	2025	2024	2025	2024
Net income (loss)	$(3,883)	$(76,568)	$(25,852)	$(70,335)
Plus (minus):
Interest income	(4,910)	(2,043)	(10,023)	(3,278)
Interest expense	2	11	4	44
Income tax expense (benefit)	(832)	1,907	1,715	8,575
Depreciation and amortization	8,407	8,915	16,844	17,950
EBITDA	$(1,216)	$(67,778)	$(17,312)	$(47,044)
Stock-based compensation expense(1)	8,463	53,817	25,498	56,043
Restructuring and IPO-related costs(2)	1,476	36,204	3,118	37,720
Loss (gain) on fair value instruments, net(3)	1,446	(1,772)	2,376	(5,143)
Loss (income) on equity method investments, net(4)	(507)	(120)	62	932
Adjusted EBITDA(5)	$9,662	$20,351	$13,742	$42,508
Net income (loss) margin	(1.1)%	(23.9)%	(3.8)%	(10.9)%
Adjusted EBITDA Margin	2.8%	6.3%	2.0%	6.6%
Weighted average shares outstanding
Basic	130,358,706	110,102,868	129,980,922	109,804,009
Diluted	130,358,706	110,102,868	129,980,922	109,804,009
Earnings (loss) per share
Basic	(0.03)	(0.70)	$(0.21)	$(0.64)
Diluted	(0.03)	(0.70)	$(0.21)	$(0.64)
Adjusted EPS(6)
Basic	0.07	0.18	$0.11	$0.39
Diluted	0.07	0.18	0.11	0.39
(1)Represents stock-based compensation expense related to WEBTOON’s equity incentive plan and stock-based compensation plans of NAVER and Munpia, including amounts which are cash settled.
(2)Represents non-recurring expenses that we do not consider representative of the operating performance of the business. For the three and six months ended June 30, 2025, these amounts include legal fees and advisory fees. For the three and six months ended June 30, 2024, these amounts included a $30.0 million one-time CEO bonus and legal and advisory fees related to the IPO.
(3)Represents unrealized net loss (gain) of financial assets measured at FVPL, which include the Company's equity investments.
(4)Represents our proportionate share of recognized losses associated with our investments accounted for using the equity method.
(5)Totals may not foot due to rounding.
(6)The numerator for Adjusted EPS is calculated by adjusting Net Income (Loss) by the same items in the Net Income (Loss) to Adjusted EBITDA reconciliation. The denominator for computing Adjusted EPS is the same as that used for Basic and Diluted EPS.

Contact Information
Investor Relations
Soohwan Kim, CFA and Taylor Giles
investor@webtoon.com
Corporate Communications
Kiel Hume & Lauren Hopkinson
webtoonpress@webtoon.com